Exhibit 99.1

YERBAÉ BRANDS CORP.

ANNOUNCES LOAN AGREEMENT WITH MAXIMCASH

VANCOUVER, B.C. – January 31, 2025 – Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) (“Yerbaé” or the “Company”), a plant-based energy beverage company, is pleased to announce that it has secured a US$1,000,000 loan pursuant to the terms of a loan agreement (the “Loan Agreement”) dated January 29, 2025 with Maximcash Solutions LLC (“Maximcash”).

Pursuant to the terms of the Loan Agreement, Maximcash agreed to loan US$1,000,000 (the “Loan”) to the Company for a period of twelve (12) months (the “Maturity”), payable in twenty four (26) bi-weekly payments with an average monthly cost of approximately US$103,333. The Loan, which was approved by consent resolution of directors of the Company, is subject to an interest rate of 43.26% calculated annually and secured against all present and after-acquired property of its wholly-owned subsidiary Yerbaé Brands Co. The principal amount of the Loan and any accrued and unpaid interest may be prepaid prior to Maturity at an approximate 5% interest discount, with 95% of the remaining unpaid interest due upon prepayment in whole.

The proceeds of the Loan are to be used for accounts payable and for general working capital purposes.

About Yerbaé

Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) makes great-tasting energy beverages with yerba made and other premium, plant-based ingredients. All Yerbaé energy beverages are zero calorie, zero sugar, non-GM), vegan, ket-friendly, paleo-approved, gluten free and diabetic-friendly. Founded in Scottsdale, AZ in 2017, Yerbaé seeks to disrupt the energy beverage marketplace by offering a no-compromise energy solution, with input and support from its recently-announced Yerbaé Advisory Board, Sports and Entertainment. Find us @DrinkYerbae on Instragram, Facebook, Twitter/X and TikTok, or online at https://yerbae.com

On Behalf of the Board of Directors

“Todd Gibson”

Todd Gibson, Chief Executive Officer and Co-Founder

Contact Information:

For investors, investors@yerbae.com or 480,471.8391

To reach CEO Todd Gibson, todd@yerbae.com or 480.471.8391

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements:

This news release includes certain “forward-looking statements” under applicable Canadian securities legislation that are not historical facts. Forward-looking statements involve risks, uncertainties, and other factors that could cause actual results, performance, prospects, and opportunities to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements with respect to the expectations of management regarding the use of proceeds of the Loan. Although the Company believes that and the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements including that the proceeds of the Loan may not be used as stated in this news release, and those additional risks set out in the Company’s public documents filed on SEDAR+ at www.sedarplus.ca and with the United States Securities and Exchange Commission filed on EDGAR at www.sec.gov. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements are reasonable, undue reliance should not be placed on these statements, which only apply as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. Except where required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.